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EXHIBIT 99.5


                         AMENDMENT TO WARRANT NO. CS-89

         THIS AMENDMENT, dated December 29, 2004 (this "AMENDMENT"), to Warrant No. CS-89, issued on November 9, 2004 by Markland Technologies, Inc., a Florida corporation (the "COMPANY") to Southridge Partners, LP (the "WARRANT HOLDER") for the purchase of up to 568,750 shares of the common stock, $.0001 par value per share, of the Company (the "WARRANT");

         WHEREAS, the Company and the Warrant Holder desire to temporarily reduce the exercise price of the Warrants to $0.60 per share and that ensure that all of the Warrants are exercised;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         All capitalized terms used on this Amendment and not defined herein shall have the meaning give such term the Warrant.

         The Warrant is hereby amended so that the Warrant Holder may exercise all or any portion of its Warrant for an exercise price of $ 0.60 per share of Common Stock from the date of this Amendment until midnight on December 31, 2004 (the "NEW PRICE EXERCISE PERIOD"); provided that (1) the Warrant Holder shall exercise all of the Warrants on or before the close of business New York City time on December 31, 2004 and (2) the number of shares of Common Stock subject to the Warrant shall not be adjusted as a result of the temporary reduction in exercise price set forth in this Agreement.

         Furthermore, Section 11(a) of the Warrant is hereby deleted in its entirety.

         Except as expressly provided in this Amendment, the terms and conditions of the Warrant shall be unchanged and shall remain on full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused their Amendment to be duly executed by their respective authorized officers as of the date first above written.

                                        MARKLAND TECHNOLOGIES, INC.

                                        By: /s/ Robert Tarini
                                            ------------------------------------
                                            Name: Robert Tarini
                                            Title: President

Southridge Partners, LP


By:_____________________
Name:___________________
Title:__________________